Exhibit 2.2

AMENDMENT TO TRANSACTION AGREEMENT

AMENDMENT (this “Amendment”) dated as of March 19, 2013 to the Transaction Agreement dated as of February 12, 2013 (the “Transaction Agreement”) by and among General Electric Company, a New York corporation (“GE”), Comcast Corporation, a Pennsylvania corporation (“Comcast”), NBCUniversal, LLC, a Delaware limited liability company (“NBCUniversal”), NBCUniversal Media, LLC, a Delaware limited liability company (“NBCUniversal Media”), National Broadcasting Company Holding, Inc., a Delaware corporation (“NBCH”), and Navy Holdings, Inc., a Delaware corporation (“HoldCo”) by and among the parties hereto.

WHEREAS, the parties desire to amend the Transaction Agreement as provided herein;

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Transaction Agreement.

SECTION 2. Amendments. The Transaction Agreement is hereby amended as follows:

(a) The definition of “Closing Date” in Annex 1 of the Transaction Agreement is amended by inserting “, or such other date as GE and Comcast may agree” immediately prior to the period at the end of such definition.

(b) The definition of “Transaction Documents” in Annex 1 of the Transaction Agreement is hereby amended by inserting “the Tax Sharing Agreement to be entered into between HoldCo and Comcast immediately after the Closing, in the form previously disclosed to GE” immediately after “the Comcast Indemnity” where it appears therein.

(c) Section 1.01(h) of the Transaction Agreement is hereby amended by deleting the second sentence of such section in its entirety.

(d) Section 1.01(o) of the Transaction Agreement is hereby amended by replacing the words “Brian Worrell” with the words “Dennis Hersch”.

(e) Section 5.12(a) of the Transaction Agreement is hereby amended and restated to read in its entirety as follows:

“(a) The preferred rate of the NBCUniversal Preferred Units and the interest rate of the HoldCo Notes shall each be determined prior to the Closing in the manner set forth in Schedule 5.12. The dividend rate on the HoldCo Preferred Shares shall be determined on the Closing Date in the manner set forth in Schedule 5.12.”

(f) Schedule 5.12 to the Transaction Agreement is hereby amended and restated as set forth in Annex 1 to this Amendment.

(g) Exhibit C to the Transaction Agreement is hereby amended as set forth in Annex 2 to this Amendment.

(h) Exhibit D to the Transaction Agreement is hereby amended as set forth in Annex 3 to this Amendment.

(i) Exhibit F to the Transaction Agreement is hereby amended as set forth in Annex 4 to this Amendment.

(j) Exhibit G to the Transaction Agreement is hereby amended as set forth in Annex 5 to this Amendment.

(k) Exhibit H to the Transaction Agreement is hereby amended as set forth in Annex 6 to this Amendment.

(l) Exhibit K to the Transaction Agreement is hereby amended as set forth in Annex 7 of this Amendment.

SECTION 3. Miscellaneous. Sections 10.04, 10.06, 10.07, 10.08, 10.09, 10.10, 10.11, 10.12, 10.13 and 10.14 of the Transaction Agreement are expressly incorporated herein by reference (and read to apply to this Amendment, mutatis mutandis). Except as modified or amended by the terms and conditions of this Amendment, the Transaction Agreement remains in full force and effect in accordance with its terms.

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed on the date first written above by their respective duly authorized officers.

GENERAL ELECTRIC COMPANY

By:	/s/ Robert J. Duffy
	Name:	Robert J. Duffy
	Title:	Vice President, Global Business Development

NATIONAL BROADCASTING COMPANY HOLDING, INC.

By:	/s/ Eileen Cavanaugh
	Name:	Eileen Cavanaugh
	Title:	President

NBCUNIVERSAL, LLC

By:	/s/ Robert S. Pick
	Name:	Robert S. Pick
	Title:	Senior Vice President

NBCUNIVERSAL MEDIA, LLC

By:	/s/ Robert S. Pick
	Name:	Robert S. Pick
	Title:	Senior Vice President

COMCAST CORPORATION

By:	/s/ Robert S. Pick
	Name:	Robert S. Pick
	Title:	Senior Vice President

NAVY HOLDINGS, INC.

By:	/s/ Eileen Cavanaugh
	Name:	Eileen Cavanaugh
	Title:	President